INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement No. 333-103303 of Met Investors Series Trust on Form N-14AE of our report dated February 12, 2003 appearing in the Annual Report of Lord Abbett Growth and Income Portfolio of Met Investors Series Trust for the year ended December 31, 2002 and to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP


March 21, 2003

Boston, Massachusetts